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                                                                       EXHIBIT 5


                [LETTERHEAD OF ALSTON & BIRD LLP APPEARS HERE]

                               April 28, 1999



Mohawk Industries, Inc.
160 South Industrial Boulevard
Calhoun, Georgia 30701



                    Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Mohawk Industries, Inc., a Delaware corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Act"), 3,149,999 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), for sale by certain stockholders (the "Selling Stockholders") of the Company (the "Mohawk Shares"). The Selling Stockholders intend, following the effectiveness of the Registration Statement, to sell the Mohawk Shares from time to time in the manner set forth in the Registration Statement. This opinion letter is rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

     We have examined the Restated Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, records of proceedings of the Board of Directors, or committees thereof, and the stockholders of the Company deemed by us to be relevant to this opinion letter, and the Registration Statement. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records of the Company, such other agreements and instruments, such certificates of public officials, officers of the Company and other persons, and such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, and the authenticity of the originals of such copies, and we have assumed all certificates of public officials to have been properly given and to be accurate.

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Mohawk Industries, Inc.
April 28, 1999
Page 2


     As to factual matters relevant to this opinion letter, we have relied upon the representations and warranties contained in certificates and statements of officers of the Company and certain public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

     On the basis of the foregoing, and subject to the limitations set forth herein, we are of the opinion that, the Mohawk Shares have been validly issued and are fully paid and nonassessable by the Company.

     Members of this firm are licensed to practice law in the State of Georgia and before the federal courts having jurisdiction in the State of Georgia, and we express no opinion with regard to any law other than the laws of the State of Georgia and the General Corporation Law of the State of Delaware.

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

     This opinion letter is being furnished by us to the Company and the Commission solely for the benefit of the Company and the Commission in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon by any other person, or by the Company or the Commission for any other purpose, without our express written consent. The only opinions rendered by us consist of those matters set forth in the fourth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated. This opinion letter is rendered as of the date hereof, and we have no obligation to update this opinion letter.

                                        Sincerely,

                                        ALSTON & BIRD LLP

                                        By: /s/ Alexander W. Patterson
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                                                       Partner